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                                                                   EXHIBIT 10.26

                             DISTRIBUTION AGREEMENT

This Distribution Agreement ("Agreement") is entered into by and between LA Times ("Provider"), a division of The Times Mirror Company, a Delaware Corporation with its principle offices at Times Mirror Square, Los Angeles, CA 90053 and Intelligent Information Incorporated (the Distributor"), a Delaware corporation with its principle offices at One Dock Street, Suite 500, Stamford, CT 06902.

1.     Definitions

       a. Information Providers. The term "Information Providers" means third parties from whom the Distributor acquires the right to distribute Content provided or made available as part of the Service for use solely in connection with the Product as described below.

       b. Service. The term "Service" refers to the act of parsing, formatting and delivering the Content, as defined below and other information provided by approved third party content providers, to Users.

       c. Content. The term "Content" means all material, whether or not protected by copyright, including but not limited to text, images, and other multimedia data, delivered by Provider as part of the Service and as further defined in Exhibit A.

       d. Business Partners. The term "Business Partners" means third parties through which Distributor distributes the Services to Users, subject to the terms of this Agreement.

       e. Users. The term "Users" sometimes referred to as subscribers, means those consumers who purchase the Service or use the Product.

       f. Product. The term "Product" means the Service as packaged with and delivered to a device distributed by the Distributor and its' Business Partners.

       g. Trademark. The term "Trademark" means the LA Times name and logo as such logo appears on its Web site, marketing materials and in advertising by the Provider.

       h. Wireless. The term "Wireless" means public networks including paging, narrowband PCS, broadband PCS, specialized mobile radio, cellular.

       2.      DISTRIBUTION

       a. Grant of Rights. Subject to the terms and conditions of this Agreement, Provider grants Distributor a nonexclusive license, except as provided for in this Agreement, and right to, (i) distribute the Content in connection with the Service for use with the Product; and (ii) license the use of the Trademark solely for marketing the Service as part of the Product, subject to Providers' review and approval of each such marketing use as set forth in Section 3.c. below Business Partners shall have the right to market the Service and distribute the Service to Users and to use the Service for their internal use subject to the terms of this Agreement.

       b. User Agreements. Distributor shall require that each Business Partner enter into an agreement prior to utilizing content or Trademarks.


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       c. Reservation. Provider reserves the right to add or withdraw portions of Content with ten (10) days notice to Distributor or immediately if Provider has good cause.

3.     MARKETING

       a. Expenses. Distributor shall be responsible for all expenses incurred by Distributor in promoting and marketing the Service, unless such expenses have been agreed to be paid by the Provider or a third party advertiser in advance.

       b. Use of Trademark. Distributor acknowledges that Provider trademarks are claimed to be the sole and exclusive property of Provider. Distributor shall use Provider's name as one of its information services in its formal promotional and marketing materials relating to the Service. Provider agrees that Distributor and its Business Partners have the right to use the Trademark as set forth in Section 2a above and subject to the terms of this Agreement, provided Distributor and its Business Partners include notice that the Trademark are registered trademarks of Provider.

       c. Prior Approval. Distributor agrees to submit to Provider for prior written approval all press releases, advertising or other promotional materials that use Service names or a party's company name not less than fifteen (15) days before the proposed use. Provider shall not unreasonably withhold its approval. Unless notice of approval or disapproval is received within (10) days of receipt of promotional materials, approval shall be deemed granted. Distributor shall be solely responsible for insuring that Business Partner use the Trademark solely in such form as has been previously approved by Provider.

       d. Referral. Distributor agrees to provide Users with periodic references back to specific publications or websites for additional information on a subject delivered to a User based upon Content from the Provider.

       e. Cross Promotion. Distributor will use reasonable efforts to "push" Users to the Provider's publications for more information or the "rest of the story".

4.     DELIVERY OF THE CONTENT AND DISTRIBUTION OF SERVICE

       a. Provision of the Content. Subject to the terms and conditions of this Agreement, Provider shall provide the Content to Distributor and Distributor shall receive the Content from Provider in conformance with the Technical Specifications set forth in Exhibit C.

       b. Timeliness. Provider shall use commercially reasonable efforts to maintain the timeliness of the Content. Distributor acknowledges that, in part. Provider relies on the performance of Information Providers outside the control of Provider in order to provide the Content.

       c. Modifications. Distributor shall not rewrite or alter the Content of the Service or create any work derived from the Content of the Service, without the prior written approval of Provider. Provider agrees that Distributor may make changes to the format of the Content in order to comply with wireless display equipment formats.

       d. Review by Provider. Throughout the term of this Agreement. Distributor shall provide Provider reasonable access, during normal business hours, to Distributor's system of distribution of the Service to Users for the sole purpose of reviewing Distributor's implementation of the Service.

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5.     REPORTING AND FEES

       a. Reporting. Distributor shall provide to Provider by the 15th of each month a report indicating the number of Users of the Service for the prior calendar month and any such additional information as may and reasonably be requested by Provider, including the defined Service packages purchased and the number of impressions generated.

       b. Monthly Fees. Provider shall pay Distributor the Monthly Fees set forth in the Fee Schedule in Exhibit B.

6.     TERM AND TERMINATION

       a. Term. This Agreement shall commence on the date last signed by the Parties (the "Effective Date"), and shall remain in effect for an Initial term of one (1) year.

       b. Termination. Provider may terminate this Agreement at any time upon ninety (90) days prior written notice to Distributor. Either party may terminate this Agreement at any time if the other party materially breaches any provision of this Agreement. Such termination shall take effect (i) if the breach is incapable of cure, then immediately upon the breaching party's receipt of a written notice of termination which identifies the breach, or (ii) if the breach is capable of being cured buthas not been cured within thirty (30) days after receipt of written notice form the non-breaching party identifying the breach, then immediately upon receipt of a written notice of termination received within ten (10) days of the end or such thirty (30) day period.

       c. Insolvency. The solvent party may terminate this Agreement by written notice to the other if the other party becomes insolvent, makes a general assignment for the benefit of creditors, permits the appointment of a receiver for its business or assets, or takes steps to wind up or terminate its business.

7.     CONTENT

       a. Ownership. Distributor acknowledges that Provider claims to be the sole copyright owner of the Content and that this Agreement does not transfer to Distributor, Business Partners or Users any or is clearly authorized to relicense the Content right, title or interest, including copyright, in the Content made available as part of the terms of this Agreement..

8.     LIMITED WARRANTIES OF PROVIDER AND DISTRIBUTOR

       a. Distributor acknowledges that Provider trademarks are claimed to be the sole and exclusive property of Provider. Pursuant to Paragraph 3.d., Provider shall have the right to approve in writing in advance the use of its trademarks by Distributor to identify and promote use of the Service. Upon compliance with this provision and Paragraph 3d. use of such marks by Distributor for such purposes shall be deemed approved during the term of this Agreement unless Provider specifically notifies Distributor to the contrary.

       b. Agreement. Both the Provider and Distributor warrants that its entry into this Agreement does not violate any agreement between it and any third party.

       c. Laws and Regulations. Provider warrants that its performance under this Agreement and the use of the Content conforms to all applicable laws and government rules and regulations, subject to the



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terms of this Agreement.

       d. The Content. Distributor agrees that the Content is provided by Provider "AS IS". Provider does not warrant the accuracy, completeness or timeliness of the Content. Provider warrants that it has the right to provide the Content to Distributor.

9.     LIMITATION OF LIABILITY

       IN NO EVENT SHALL ONE PARTY BE LIABLE THE OTHER FOR ANY, INDIRECT, INCIDENTAL SPECIAL, EXEMPLARY OR CONSEQUENTIAL DAMAGES, INCLUDING LOST PROFITS OR LOST SAVINGS, WHETHER OR NOT FORESEEABLE.

10.    INDEMNIFICATION

       Distributor shall indemnify, defend and hold harmless Provider and its i.e. third party Information providers from and against any claims, losses, expenses, liabilities, and damages, including reasonable legal fees and expenses, arising out of Distributor's, Business Partners' or Users' breach of any provision of this Agreement. Provider agrees to notify Distributor of any such claim promptly in writing. The parties agree to cooperate fully during such proceedings. Distributor shall defend and settle at its sole expense all proceedings arising out of the foregoing.

11.    FORCE MAJEURE

       Neither party shall be liable for any delay or failure to perform under this Agreement if caused by conditions beyond its control, including but not limited to fire, flood, accident, storm. acts of war, riot, government interference, strikes or walkouts; provided, however, no such event shall excuse any delay or failure to perform by Provider of its obligations to make payment to Distributor under Paragraph 5 of this Agreement. The affected performing party shall promptly notify the other party of the nature and anticipated length of continuance of such force majeure. Should any such failure or suspension of performance by Provider continue for more than one (1) month, then either party shall have the right to terminate this Agreement without further liability or obligation on the part of either party.

12.    NOTICES

       All notices and demands hereunder shall be in writing and delivered by hand delivery, certified or registered mail, return receipt requested, or confirmed facsimile transmission at the addresses set forth below (or at such different address as may be designated by either party by written notice to the other party). Delivery shall be deemed to occur (i) if by hand deliver, upon such delivery, (ii) if by mail, four (4) days after deposit with the U.S. Postal Service, and (iii) if by facsimile transmission, upon receipt of confirmation.

If to Provider:                           If to Distributor:
            LA Times                      Intelligent Information Incorporated
            Times Mirror Plaza            One Dock Street, Suite 500
            Los Angeles, CA 90053         Stamford, CT 06902
            Attn: Harry Chandler          Attn: Robert Coletti, Controller


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13.    GENERAL TERMS AND CONDITIONS

       a. Not Agent. Neither party shall be considered an agent of the other party not shall either party have the authority to bind the other party.

       b. No Assignment. Neither party may assign this Agreement without the prior written consent of the other party; provided, however, that either party may assign this Agreement as part of a transaction in which substantially all of the assets of such party are assigned to a third party.

       c. Governing Law. This Agreement and performance hereunder shall be construed and governed by the laws of the State of New York.

       d. Severability. In case any one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such provision(s) had never been contained herein, provided that such provision(s) shall be curtailed, limited or eliminated only to the extent necessary to remove the invalidity, illegality or unenforceability.

       e. Waiver. No waiver of any breach of any of the provisions of this Agreement shall be deemed a waiver of any preceding or succeeding breach of the same or any other provisions hereof. No such waiver shall be effective unless in writing and then only to the extent expressly set forth in writing.

       f. Complete Agreement. The parties agree that this Agreement is the complete and exclusive statement of the agreement between the parties, which supersedes and merges all prior proposals, understandings and other agreements, oral or written, between the parties relating to this Agreement.

       g. Amendment. This Agreement may not be modified, altered or amended except by written instrument duly executed by both parties.

       h. Headings. The headings used in this Agreement are for convenience only and are not to be construed to have a legal significance.


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       i. Read and Understood. Each party acknowledges that it has read and understands this Agreement and agrees to be bound by its terms.

AGREED:


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Distributor, by:                         Provider, by:

/s/ R. M. Unnold                          /s/ Harry Chandler
----------------------                   ----------------------
Signature                                Signature

R. M. Unnold                             Harry Chandler
----------------------                   ----------------------
Printed Name                             Printed Name

CEO                                      Dir. New Bus. Devel.
----------------------                   ----------------------
Title                                    Title

Date:       8/12/97                      Date:       7/29/97
            ----------------                   ----------------


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                                    EXHIBIT A

          Description of Content, Brand and Distributor use of Service

a. Content shall be determined by mutual agreement of Provider and Distributor. It will be comprised of electronic information from various news categories such as business, general local, entertainment etc. from Provider's Internet Site.

b. The purpose of the Service will be to bundle the Content (if and when provided) with information provided by Distributor from third parties so as to provide, to the User a Product containing condensed or summarized information from Provider and other third party Information Providers (e.g., weather, traffic and sports).

c. Distributor will include the Provider on all Product sold with its brand and will include the Provider's world wide web address (URL) or specific publication as depicted by the Provider.

d. Provider acknowledges that the Distributor will be entitled to use the Trademark and associated brands to market and differentiate the Service in the wireless market.

                                    EXHIBIT B

                                  Fee Schedule

a. Fees. Distributor shall pay Provider according to the following fee schedule:


- Use of the Trademark and Brand only, will be at no cost to the Distributor.



- Use of the Trademark, Brand and Provider Content consisting of headlines (approximately 120 characters), will be at a forty percent (40%) royalty on monthly gross revenues received by the Distributor from any Service using Content from the Provider; or proportional use if, the Content is bundled with content from other Information Providers.



- Use of the Trademark, Brand and Provider Content consisting of summaries or briefs (approximately 240 characters), will be at a forty percent (40%) royalty on monthly gross revenues received by the Distributor from the sales of any Service that Includes Content from the Provider; or proportional use if, the Content is bundled with content from other Information Providers



- Use of full text article, will be at a forty percent (40%) royalty on gross revenues received by the Distributor from any Service using such articles.



- Proportional Use example: User purchase service that contains sports information from an Information Provider via the Distributor as well as Content from the Provider. The Distributor receives $3.00(U.S) for that User from a Business Partner. The proportion of content used is equal between the Information Provider (sports) and the Provider (news); the Distributor would pay Provider fees of twenty percent, in the case of summaries being used, of $1.50 or $.30 per User. [(Total Fee Paid by Business Partner) divided by (# of Providers) = A. Ax (Provider's Royalty %) = Provider's Actual Fee.



b. Demo Units. Distributor may set up free demonstration accounts for sales and marketing purposes, but will use its best efforts to minimize the number and duration of such accounts.


c. Payment. Provider will receive applicable payment, by check monthly, by the 15th day of the following month.


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